News Release

Apollo Group, Inc.	Company Contact:
4615 E. Elwood St	Kenda B. Gonzales
Phoenix, AZ 85040	Chief Financial Officer
(800) 990-APOL	(800) 990-APOL
(480) 379-3503 fax	Email:
Internet:	kenda.gonzales@apollogrp.edu
www.apollogrp.edu
www.phoenix.edu
www.uopxonline.com	Investor Relations Contact:
www.ipd.org	Janess Pasinski
www.fp.edu	Apollo Group, Inc.
www.wintu.edu	(800) 990-APOL, option 7
Email:
janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey
Apollo Group, Inc
(480) 557-2952
Email:
ayla.dickey@apollogrp.edu

APOLLO GROUP, INC. REPORTS FISCAL 2003
FOURTH QUARTER AND YEAR END RESULTS

     Phoenix, Arizona, October 7, 2003 — Apollo Group, Inc. today reported fiscal 2003 financial results for Apollo Education Group (Nasdaq:APOL) and University of Phoenix Online (Nasdaq:UOPX) for the fourth quarter and year ended August 31, 2003.

     Net income attributed to Apollo Education Group for the year ended August 31, 2003 was $231.7 million, or $1.30 per diluted share, compared to $153.2 million, or $.87 per diluted share, reported for the same period last year. Net income attributed to University of Phoenix Online for the year ended August 31, 2003, was $15.3 million, or $.93 per diluted share, compared to $8.0 million or $.53 per diluted share, reported for the same period last year.

     Net income attributed to Apollo Education Group for the three months ended August 31, 2003 was $65.5 million, or $.37 per diluted share, compared to $46.6 million, or $.26 per diluted share, reported for the same period last year. Net income attributed to University of Phoenix Online for the three months ended August 31, 2003, was $4.9 million, or $.29 per diluted share, compared to $2.7 million or $.18 per diluted share, reported for the same period last year.

     Todd S. Nelson, President and CEO, said, “We are pleased to report that we have reached a milestone in enrollment by breaking the 200,000 mark. During the fourth quarter, we opened four campuses located in Westborough, MA; Charlotte, NC; Columbus, GA; and Indianapolis, IN. We also opened 3 new learning centers during the last quarter; two for the University of Phoenix in Dallas and Houston, TX and one for the Institute for Professional Development in Costa Mesa, CA.”

     Total consolidated revenues for Apollo Group, Inc. for the year ended August 31, 2003 rose 32.7% to $1.340 billion, compared with $1.009 billion for the same period last year. The University of Phoenix accounted for 94.6% of the $1.261 billion in net tuition revenues from students enrolled in degree programs for the year ended August 31, 2003. Total revenues for University of Phoenix Online for the year ended August 31, 2003 rose 61.7% to $529.6 million, compared with $327.5 million for the same period last year.

     Total consolidated revenues for Apollo Group, Inc. for the three months ended August 31, 2003 rose 31.5% to $371.3 million, compared with $282.3 million in the fourth quarter of fiscal 2002. The University of Phoenix accounted for 95.1% of the $349.8 million in net tuition revenues from students enrolled in degree programs for the three months ended August 31, 2003. Total revenues for University of Phoenix Online for the three months ended August 31, 2003 rose 56.7 % to $156.6 million, compared with $99.9 million in the fourth quarter of fiscal 2002.

~continued~

     Consolidated net income for Apollo Group, Inc. for the year ended August 31, 2003 increased 53.3% to $247.0 million, compared to $161.2 million for the same period last year. Net income for University of Phoenix Online for the year ended August 31, 2003 increased 71.6% to $110.5 million, compared to $64.4 million for the same period last year.

     Consolidated net income for Apollo Group, Inc. for the three months ended August 31, 2003 increased 42.8% to $70.4 million, compared to $49.3 million for the same period last year. Net income for University of Phoenix Online for the three months ended August 31, 2003 increased 63.6% to $34.5 million, compared to $21.1 million for the same period last year.

     Net cash provided by operating activities for Apollo Group, Inc. for the year ended August 31, 2003 was $343.0 million, compared to $260.5 million for the year ended August 31, 2002. Net additions to property and equipment for Apollo Group, Inc. for the year ended August 31, 2003 were $55.8 million, compared to $36.7 million for the year ended August 31, 2002.

     Net cash provided by operating activities for Apollo Group, Inc. for the three months ended August 31, 2003 was $94.4 million, compared to $79.2 million for the three months ended August 31, 2002. Net additions to property and equipment for Apollo Group, Inc. for the three months ended August 31, 2003 were $14.7 million, compared to $9.0 million for the three months ended August 31, 2002.

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at August 31, 2003 increased by 26.8% to 200,100 students compared to 157,800 students at August 31, 2002. Degree enrollments at The University of Phoenix (excluding University of Phoenix Online) were 95,600 students at August 31, 2003 compared to 84,300 students at August 31, 2002 representing a 13.4% increase. Degree enrollments for University of Phoenix Online at August 31, 2003 increased by 60.8% to 79,400 students compared to 49,400 students at August 31, 2002.

Business Outlook

     Apollo Group, Inc.

•	We expect revenue for the quarter ending November 30, 2003 to be between $392 million and $395 million and to be between $1.731 billion and $1.734 billion for fiscal 2004.

•	Operating margin is expected to be between 30.0% and 30.5% for the quarter ending November 30, 2003 and to be between 29.5% and 30.0% for fiscal 2004.

     University of Phoenix Online

•	We expect revenue for the quarter ending November 30, 2003 to be between $165 million and $166 million and to be between $793 million and $794 million for fiscal 2004.

•	Operating margin is expected to be between 32.5 % and 33.0% for the quarter ending November 30, 2003 and to be between 34.0% and 34.5% for fiscal 2004.

Diluted earnings per share attributed to Apollo Education Group are expected to be $.39 for the quarter ending November 30, 2003 and to be $1.64 for fiscal 2004. Diluted earnings per share attributed to University of Phoenix Online are expected to be $.27 for the quarter ending November 30, 2003 and to be $1.30 for fiscal 2004.

Based on lead flow, we expect degree enrollments at The University of Phoenix (excluding University of Phoenix Online) to continue to grow between 12% and 14% over the prior year at the end of the first quarter of fiscal 2004. We expect University of Phoenix Online degree enrollments to continue to grow 50% over the prior year at the end of the first quarter of fiscal 2004.

~continued~

     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 8:00 AM Phoenix time, on Tuesday, October 7, 2003. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 2798396. A live webcast of this event may be accessed by visiting the company web site at: http://www.apollogrp.edu/Company_News. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #2798396) until October 31, 2003.

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 71 campuses and 121 learning centers in 37 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 200,052 students as of August 31, 2003.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the World Wide Web at http://www.apollogrp.edu.

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc. and University of Phoenix Online.

     Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. and University of Phoenix Online to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s or University of Phoenix Online’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	any adverse changes in student enrollment;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2002; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Year Ended
	August 31,		August 31,

	2003	2002	2003	2002

Revenues:
Tuition and other, net	$371,273	$282,309	$1,339,517	$1,009,455

Costs and expenses:
Instructional costs and services	168,243	133,152	612,940	498,454
Selling and promotional	76,547	56,038	272,348	198,889
General and administrative	17,106	15,013	66,970	58,260

	261,896	204,203	952,258	755,603

Income from operations	109,377	78,106	387,259	253,852
Interest income, net	3,649	3,225	14,545	12,072

Income before income taxes	113,026	81,331	401,804	265,924
Provision for income taxes	42,648	32,032	154,794	104,774

Net income	$70,378	$49,299	$247,010	$161,150

Net income attributed to:
Apollo Education Group common stock	$65,509	$46,562	$231,702	$153,161

University of Phoenix Online common stock	$4,869	$2,737	$15,308	$7,989

Earnings per share attributed to:
Apollo Education Group Common Stock:
Diluted net income per share	$0.37	$0.26	$1.30	$0.87

Diluted weighted average shares outstanding	178,426	176,401	177,637	175,697

University of Phoenix Online Common Stock:
Diluted net income per share	$0.29	$0.18	$0.93	$0.53

Diluted weighted average shares outstanding	16,949	15,608	16,518	15,098

	At August 31,

	2003	2002

OPERATING DATA
Students enrolled in degree programs	200,052	157,762
Number of locations:
Campuses	71	65
Learning Centers	121	111

	192	176

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

	August 31,	August 31,
	2003	2002

Assets:
Current assets
Cash and cash equivalents	$416,452	$295,237
Restricted cash	147,616	100,252
Marketable securities	235,962	214,547
Receivables, net	123,728	99,282
Deferred tax assets, net	9,098	7,415
Income taxes receivable	842
Other current assets	16,545	13,714

Total current assets	950,243	730,447
Property and equipment, net	119,057	104,292
Marketable securities	245,772	78,619
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	1,155	5,062
Other assets	24,881	24,126

Total assets	$1,378,204	$979,642

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$3,231	$7,510
Accounts payable	29,314	22,478
Accrued liabilities	49,525	39,855
Income taxes payable		7,974
Student deposits and current portion of deferred tuition revenue	253,153	186,497

Total current liabilities	335,223	264,314
Deferred tuition revenue, less current portion	942	827
Long-term liabilities, less current portion	15,114	15,508

Total liabilities	351,279	280,649

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 175,286,000 and 173,221,000 issued and outstanding at August 31, 2003 and August 31, 2002, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 and 484,000 issued and outstanding at August 31, 2003 and August 31, 2002, respectively	1	1
University of Phoenix Online nonvoting common stock, no par value, 400,000,000 shares authorized; 15,659,000 and 14,256,000 issued and outstanding at August 31, 2003 and August 31, 2002, respectively
Additional paid-in capital	293,650	227,155
Apollo Education Group Class A treasury stock, at cost, 2,103,000 and 4,162,000 shares at August 31, 2003 and August 31, 2002, respectively	(27,100)	(46,029)
University of Phoenix Online treasury stock, at cost, 86,000 and 24,000 shares at August 31, 2003 and August 31, 2002, respectively	(4,601)	(526)
Retained earnings	765,196	518,186
Accumulated other comprehensive income (loss)	(324)	103

Total shareholders’ equity	1,026,925	698,993

Total liabilities and shareholders’ equity	$1,378,204	$979,642

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS

	August 31,

	2003	2002

University of Phoenix:
Campuses established prior to August 1998	153,366	119,582
Campuses established after August 1998	21,573	14,078

Total University of Phoenix	174,939	133,660

Institute for Professional Development	22,348	21,724
Western International University	2,035	1,822
College for Financial Planning	730	556

Total Degree Enrollment	200,052	157,762

~continued~

UNIVERSITY OF PHOENIX ONLINE
SELECTED FINANCIAL DATA
(in thousands)

	For the Three Months Ended		For the Year Ended
	August 31,		August 31,

	2003	2002	2003	2002

Revenues:
Tuition and other, net	$156,594	$99,938	$529,580	$327,483

Costs and expenses:
Instructional costs and services	60,335	38,578	206,452	132,044
Selling and promotional	34,005	21,991	119,857	73,755
General and administrative	6,825	5,220	24,815	17,932

	101,165	65,789	351,124	223,731

Income from operations	55,429	34,149	178,456	103,752
Interest income, net	1,168	813	4,430	3,126

Income before income taxes	56,597	34,962	182,886	106,878
Provision for income taxes	22,145	13,897	72,408	42,484

Net income	$34,452	$21,065	$110,478	$64,394

     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.